Exhibit 10.34B

WAIVER AND FIRST AMENDMENT TO

RECEIVABLES FACILITY LOAN DOCUMENTS
THIS WAIVER AND FIRST AMENDMENT TO RECEIVABLES FACILITY LOAN DOCUMENTS, dated as of September 29, 2016 (this “Amendment”), is made by and among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Borrower”), ANIXTER INC., a Delaware corporation, (the “Servicer”), the Lenders (as defined in the Credit Agreement, defined herein) party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
R E C I T A L S:
WHEREAS, reference is made to that certain Credit Agreement, dated as of October 5, 2015, by and among the Borrower, the Servicer, the Lenders (as defined therein) and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”); and that certain Security Agreement, dated as of October 5, 2015, by and between the Borrower and the Administrative Agent, on behalf of the Lenders;
WHEREAS, the Borrower has requested that the Lenders waive a certain Amortization Event as hereinafter provided, and, subject to the terms and conditions hereof, the Required Lenders are willing to do so; and
WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement and the Security Agreement as hereinafter provided and the Administrative Agent and the Required Lenders are willing to make such modifications, subject to the terms and conditions of this Amendment;
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Definitions. Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement and the rules of construction set forth in Section 1.03 of the Credit Agreement shall apply to this Amendment.
2.    Waiver. Pursuant to Section 6.01(d) of the Credit Agreement, within forty-five (45) days after the end of each Fiscal Year, the Borrower shall deliver to the Administrative Agent a Perfection Certification or a supplement to the Perfection Certificate. For the Fiscal Year ending December 31, 2015, the Borrower failed to make such delivery, which failure constitutes an Amortization Event under Article IX(d) of the Credit Agreement. The Required Lenders hereby waive the aforementioned Amortization Event. The foregoing waiver is limited to the aforementioned Amortization Event and does not constitute a waiver of any other Amortization Event or indicate an agreement on the part of the Required Lenders to grant any such waiver in the future.
3.    Amendment of Credit Agreement.

(a)    Each reference to “Chase” and “Chase Parties” in the Credit Agreement is hereby deleted in its entirety and replaced with “JPMCB” and “JPMCB Parties”, respectively.
(b)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
(i)    “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
(ii)    Last paragraph in the definition of “Applicable Rate”: “For purposes of the foregoing, the Applicable Rate shall be redetermined by the Administrative Agent as of the first day of each Fiscal Quarter.”
(iii)    clause (ee) of the definition of “Eligible Receivables”: “(ee) if it was acquired in an acquisition permitted by Section 7.04(a)(v), until the completion of a field examination of such Receivable reasonably satisfactory to the Administrative Agent (which field examination may be conducted prior to the closing of such acquisition); or”
(iv)    “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
(v)    “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the OFAC, the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
(c)    The following new definitions are hereby added in alphabetical order to Section 1.01 of the Credit Agreement:
(i)    “Communication Cables Account” means account no. 4427668403 maintained at Bank of America, N.A.

(ii)    “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

(iii)    “NYFRB” means the Federal Reserve Bank of New York.
(iv)    “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(v)    “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
(d)    Section 6.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(d) commencing with the 2016 calendar year and thereafter, in the event that there the aggregate value of the Collateral described in a Perfection Certificate or supplement thereto has changed in an amount of $1,000,000 or more for a Fiscal Year, as soon as available but in any event within forty-five (45) days after the end of such Fiscal Year and at such other times as may be reasonably requested by the Administrative Agent, a Perfection Certificate or a supplement to the Perfection Certificate;”
(e)    The last sentence of Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“For the avoidance of doubt, in no event shall the Borrower or any member of the Consolidated Group be liable for any costs or expenses relating to any matter referred to in this Section other than those matters for which it is expressly provided that such matters are at the Borrower’s “sole cost and expense”, provided that the cost and expense of any field examination described in clause (ee) of the definition of “Eligible Receivables” shall also be included as a cost and expense of the Borrower covered under this Section 6.06.”
(f)    Section 6.08(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    The Borrower will not request any Borrowing or Letter of Credit, and none of the Borrower and Anixter and its Subsidiaries shall use, and the Borrower and Anixter shall procure that the Borrower and Anixter and its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
(g)    Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“The Borrower will cause (a) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (b) each Lock-Box and, with the exception of the Communication Cables Account, each Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to the Receivables are remitted directly to the Borrower or any Affiliate of the Borrower, the Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Borrower will hold (or will cause such payments to be held) in trust for the exclusive benefit of the Administrative Agent and the Lenders, subject to the Servicer’s rights under Section 8.02. The Servicer shall maintain exclusive ownership, dominion and control (subject to the terms of this Agreement and the applicable Collection Account Agreement) of each Lock-Box and each Collection Account pursuant to the Receivables Facility Transactions and shall ensure that no right to take dominion and control of any Lock-Box or Collection Account is granted at a future time or upon the occurrence of a future event to any Person except to the Administrative Agent as contemplated by this Agreement and the Related Transactions Documents.”
(c)    Schedule 6.22 of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto.
4.    Amendment of Security Agreement. The Security Agreement is hereby amended as follows:
(a)    Section 3.5 of the Security Agreement is hereby amended and restated in its entirety to read as follows:
“3.5 Collection Accounts. All of the Grantor’s Collection Accounts are listed on Exhibit B. So long as no Potential Amortization Event or Amortization Event has occurred and is continuing, the Grantor may amend Exhibit B to add or replace a Collection Bank or Collection Account and shall upon such addition or replacement provide to the Administrative Agent an amended Exhibit B, which such revised Exhibit B the Administrative Agent shall in its reasonable discretion determine whether or not is satisfactory, provided, however, that (A) such prospective Collection Bank shall be reasonably satisfactory to the Administrative Agent, and (B) prior to the time of the opening of such Collection Account, the Grantor and such prospective Collection Bank shall have executed and delivered to the Administrative Agent a Collection Account Agreement. The Grantor shall close any of its Collection Accounts (and establish replacement Collection Accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within forty-five (45) days after notice from the Administrative Agent that the operating performance, funds transfer, or availability procedures or performance of the Collection Bank with respect to Collection Accounts or the Administrative Agent’s liability under any Collection Account Agreement with such Collection Account Bank is no longer acceptable in the Administrative Agent’s reasonable judgment.”

(b)    The first sentence of Section 7.1(a) of the Security Agreement is hereby amended and restated in its entirety to read as follows:
“Except as set forth on Schedule 6.22 of the Credit Agreement, on or before the Closing Date, the Grantor shall (i) execute and deliver to the Administrative Agent Collection Account Agreements for each Collection Account (other than the Communication Cables Account) maintained by the Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited, which Collection Accounts are identified as such on Exhibit B, and (ii) establish Lock-Boxes with the bank(s) set forth on Exhibit B, which Lock-Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock-Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the related Collection Account (each, a “Lock-Box Agreement”).”
5.    Representations and Warranties. Each of the Borrower and the Servicer, by executing this Amendment, hereby certifies and confirms that as of the date hereof and after giving effect to this Amendment: (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith (i) have been authorized by all requisite action on the part of the Borrower and the Servicer, (ii) will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or (iii) conflict with or violate the Borrower’s Organization Documents; (b) the representations and warranties of the Borrower and the Servicer contained in the Credit Agreement and the Security Agreement (each as amended by this Amendment) and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the specific dates or times referred to therein); (c) no Amortization Event or Potential Amortization Event under the Credit Agreement shall have occurred and be continuing or shall exist which will not be cured by the execution and effectiveness of this Amendment; and (d) the Credit Agreement and the Security Agreement (each as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.
6.    Conditions of Effectiveness of the Amendment. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)    Fees and Expenses. The Borrower shall pay to the Administrative Agent the costs and expenses of the Administrative Agent, including reasonable fees of the Administrative Agent’s counsel in connection with this Amendment.
(b)    Execution and Delivery. The Borrower, the Servicer and the Required Lenders shall have executed and delivered to the Administrative Agent counterparts to this Amendment and all agreements, documents and certificates executed and delivered in connection herewith and therewith.
(c)    Inventory Facility Amendment.    The parties to that certain First Amendment to Inventory Facility Loan Documents of even date herewith with respect to the Inventory Facility Credit Agreement shall have delivered executed counterparts thereto to the Inventory Facility Administrative Agent and all conditions to effectiveness thereto shall have been met to the satisfaction of the Inventory Facility Administrative Agent.
7.    Force and Effect. The Borrower and the Servicer each reconfirms, restates, and ratifies each of Loan Documents to which it is a party and except as amended by this Amendment, each of the Borrower and the Servicer confirms that all such Loan Documents to which it is party remain in full force and effect since the date of their execution.
8.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.
9.    Counterparts. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and delivery of executed signature pages hereof by telecopy or other electronic transmission from one party to another shall constitute effective and binding execution and delivery of this Amendment by such party.
10.    Release; Indemnification.
(a)    Release. In further consideration of the Administrative Agent’s and Required Lenders’ execution of this Amendment, the Borrower and the Servicer each individually and on behalf of its respective successors (including any trustees acting on behalf of such party, and any debtor-in-possession with respect to such party) assigns, subsidiaries and affiliates, hereby forever releases the Lenders and the Administrative Agent and their successors, assigns, parents, subsidiaries, and affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that the Borrower or the Servicer has or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations, any Collateral and any third parties liable in whole or in part for the Obligations). This provision shall survive and continue in full force and effect whether or not the Borrower and the Servicer shall satisfy all other provisions of the Credit Agreement (as amended by this Amendment) or the other Loan Documents.
(b)    Related Indemnity. The Borrower or the Servicer hereby agrees that its release of the Releasees set forth in Section 10(a) shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower or the Servicer or any parent, subsidiary or affiliate of the Borrower or the Servicer, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith; provided, that neither the Borrower nor the Servicer shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement (as amended by this Amendment) and the other Loan Documents.
11.    Amendment as Loan Document. The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.
BORROWER:

ANIXTER RECEIVABLES CORPORATION

By:    /s/ W. David Johnson
Name: W. David Johnson
Title: Assistant Treasurer

INITIAL SERVICER:

ANIXTER INC.

By:    /s/ Rodney A. Shoemaker
Name: Rodney A. Shoemaker
Title: Senior Vice President – Treasurer

Acknowledged and Agreed:

ANIXTER INTERNATIONAL INC.

[SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO
RECEIVABLES FACILITY LOAN DOCUMENTS]

By:    /s/ Rodney A. Shoemaker
Name: Rodney A. Shoemaker
Title: Senior Vice President – Treasurer

[SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO
RECEIVABLES FACILITY LOAN DOCUMENTS]

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Administrative Agent, Issuing Bank and Swingline Lender

By:    /s/ Stephanie A. Lis
Name:     Stephanie A. Lis
Title:     Authorized Officer

[SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO
RECEIVABLES FACILITY LOAN DOCUMENTS]

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as an Issuing Bank

By:    /s/ Keith Contole
Name: Keith Contole
Title: Vice President

[SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO
RECEIVABLES FACILITY LOAN DOCUMENTS]

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Andrew Finemore
Name: Andrew Finemore
Title: Assistant Vice President

[SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO
RECEIVABLES FACILITY LOAN DOCUMENTS]

SUNTRUST BANK, as a Lender

By:    /s/ Douglas M. Sherlag
Name: Douglas M. Sherlag
Title: Director

[SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO
RECEIVABLES FACILITY LOAN DOCUMENTS]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Jenna Mahler
Name: Jenna Mahler
Title: Assistant Vice President

[SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO
RECEIVABLES FACILITY LOAN DOCUMENTS]

SCHEDULE 6.22
(RECEIVABLES FACILITY)

Post-Closing Security Perfection

No.	Document	Due Date
a.	Deposit Account Control Agreement pursuant to Section 5.01(m) of the Credit Agreement, including:
	(%2) Deposit Account Control Agreement among ARC (Anixter as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 3751592291 Lockbox account no(s).: 847428	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among ARC (Anixter as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 3751592314 Lockbox account no(s).: 847481	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among ARC (Anixter as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 8666600206 Lockbox account no(s).: 98908; 99132; 16960	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among ARC (Anixter as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 8666000209 Lockbox account no(s).: N/A	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among Accu-Tech (ARC as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 3750905180 Lockbox account no(s).: 840781	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among Accu-Tech (ARC as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 3750777981 Lockbox account no(s).: N/A	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among Accu-Tech (ARC as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 3750777965 Lockbox account no(s).: N/A	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among Accu-Tech (ARC as Servicer), Bank of America and the Agent for the following accounts: Account no(s).: 3750186815 Lockbox account no(s).: N/A	60 days from the Closing Date

No.	Document	Due Date
	(%2) Deposit Account Control Agreement among HDS Power Solutions/HDS PS [Electrical], Wells Fargo and the Agent for the following accounts: Account no(s).: 2000042903079 Lockbox account no(s).: N/A	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among HDS Power Solutions/HDS PS [Utilities], Bank of America and the Agent for the following accounts: Account no(s).: 4426593210 Lockbox account no(s).: N/A	60 days from the Closing Date

(%2) Deposit Account Control Agreement among Tri-Ed Distribution, Bank of America and the Agent for the following accounts:
   Account no(s).: 3752212127
   Lockbox account no(s).: 402433 (Atlanta); 840506 (Dallas);
            50148 (Los Angeles)
60 days from the Closing Date
	(%2) Deposit Account Control Agreement among Northern Video, Bank of America and the Agent for the following accounts: Account no(s).: 4426846954 Lockbox account no(s).: N/A	60 days from the Closing Date
	(%2) Deposit Account Control Agreement among Communication Cables, Bank of America and the Agent for the following accounts: Account no(s).: 4427725391 Lockbox account no(s).: N/A	60 days from the Closing Date

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